Exhibit 99.1

United Online Reports Third Quarter 2015 Financial Results

  Revenues in-line with guidance and operating income and adjusted OIBDA exceed guidance
  Sold Classmates, Inc. for $30 million cash
  Initiates process to sell StayFriends

WOODLAND HILLS, Calif.--(BUSINESS WIRE)--November 3, 2015--United Online, Inc. (Nasdaq: UNTD), a leading provider of consumer services and products over the Internet, today reported financial results for its third quarter ended September 30, 2015. In accordance with GAAP, Classmates’ operating results are presented as discontinued operations for all periods presented in this press release.

Third Quarter 2015 Consolidated Financial Highlights

  Revenues were $36.3 million, a decrease of 9% from $40.0 million in the third quarter of 2014. Consolidated revenues exceeded the mid-point of the guidance range.
  Operating income was $2.7 million, an increase of 24% from $2.2 million in the third quarter of 2014. Operating income exceeded the guidance range.
  Adjusted OIBDA was $6.6 million, a decrease of 7% from $7.0 million in the third quarter of 2014. Adjusted OIBDA exceeded the guidance range.
  The Company remained debt free and had cash and cash equivalents of $99.7 million, or $6.74 per diluted share, at September 30, 2015, compared to $76.0 million, or $5.36 per diluted share, at September 30, 2014.

Third Quarter 2015 Business Highlights

  United Online completed the sale of its wholly-owned subsidiary, Classmates, Inc., to Intelius Holdings, Inc. for $30 million in an all-cash transaction on August 11, 2015. The divestiture of this non-strategic asset will allow the Company to narrow its efforts on driving growth in its existing businesses and allocate additional capital towards potential M&A opportunities.
  MyPoints’ mobile app Swappable™ reached 100,000 downloads to date. During the month of September, Swappable™ generated approximately $0.5 million in revenue through marketing to the Company’s MyPoints’ members as well as to other potential users in the broader e-commerce community.
  Refinement of the USP for the Company’s List+ mobile app continued with the introduction of a unique price tracking feature.

Recent Corporate Developments

United Online has initiated a process to sell StayFriends, its European websites for social networking products and services. In line with the strategy to sell Classmates, StayFriends is not aligned with our longer-term objective to return United Online to growth. The Company has engaged German based banker ACXIT Capital Management as sell side advisor to assist with securing a potential buyer. In addition, the Company has engaged JMP Securities LLC (JMP) to further its efforts for M&A opportunities in the commerce and loyalty space, the key growth area for United Online.

Management Commentary

“We were pleased with our third quarter financial performance and our ability to deliver revenue and profitability at or above our guidance range,” commented Francis Lobo, President and Chief Executive Officer. “As we look ahead, we are narrowing our focus to the high-growth commerce and loyalty space. This vertical continues to grow at an impressive clip and we believe United Online is well positioned to capture this growth given our large and engaged user base and mobile focus.”

Mr. Lobo concluded, “Following the sale of Classmates, we’ve initiated a process to sell our StayFriends business to better align with our longer-term objective to return United Online to growth. We will also be working with JMP to explore M&A opportunities in the commerce and loyalty space. We are focused on putting our capital to work in a way that enables us to build scale in this important growth vertical for the company.”

Business Outlook

United Online is reiterating its revenue and adjusted OIBDA guidance for the full year ending December 31, 2015 as follows:

  Revenues within a range of $149.0 to $154.0 million;
  Adjusted OIBDA within a range of $19.0 to $24.0 million; and
  Operating income within a range of $1.0 to $6.0 million.

The table below reconciles the Company’s guidance for operating income, a GAAP measure, to adjusted OIBDA, a non-GAAP measure.

(in millions)	Full Year 2015 Guidance
Revenues	$149.0 – $154.0
Operating Income	$1.0 – $6.0
Depreciation	$6.4
Amortization of intangible assets	$0.4
Stock-based compensation	$6.2
Restructuring, transaction-related and litigation or dispute settlement costs	$5.0
Adjusted OIBDA(1)	$19.0 – $24.0

Conference Call Information

Francis Lobo, President and Chief Executive Officer, and Edward Zinser, Executive Vice President and Chief Financial Officer, will host a conference call to discuss the results as well as the Company's future outlook for the full year of 2015 at 2:00 p.m. PT (5:00 p.m. ET) on Tuesday, November 3, 2015. To access the call, participants should dial (877) 407-4018 or (201) 689-8471 for participants outside of the U.S. and Canada. The passcode is 13622349. Alternatively, a live webcast of the conference call will be accessible within the Investors section of the company’s website at www.unitedonline.com.

A replay of the broadcast will be available for at least seven days following the call on the company’s website, or by dialing (877) 870-5176 (or (858) 384-5517 outside of the U.S. and Canada) and using the replay passcode, 13622349.

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues	$36,289	$39,989	$111,011	$123,906

Operating expenses:
Cost of revenues(a)	14,735	14,615	44,389	45,849
Sales and marketing(a)	6,586	6,621	21,098	24,005
Technology and development(a)	3,330	3,963	11,562	13,251
General and administrative(a)	8,861	11,991	28,667	37,300
Amortization of intangible assets	102	105	308	317
Restructuring and other exit costs	(20)	521	944	2,744
Total operating expenses	33,594	37,816	106,968	123,466

Operating income	2,695	2,173	4,043	440

Interest income	150	101	331	292
Other income, net	320	257	390	324

Income before income taxes	3,165	2,531	4,764	1,056
Provision for income taxes	1,284	1,542	2,439	5,346
Income (loss) from continuing operations	1,881	989	2,325	(4,290)
Income (loss) from discontinued operations, net of income tax	24,070	(783)	25,124	(8,141)
Net income (loss)	$25,951	$206	$27,449	$(12,431)
Income allocated to participating securities	(962)	(12)	(1,139)	-
Net income (loss) attributable to common stockholders	$24,989	$194	$26,310	$(12,431)

Basic net income (loss) per common share:
Continuing operations	$0.06	$0.07	$0.08	$(0.30)
Discontinued operations	1.63	(0.06)	1.72	(0.58)
Basic net income (loss) per common share	$1.69	$0.01	$1.80	$(0.88)
Shares used to calculate basic net income (loss) per common share	14,770	14,178	14,622	14,069
Diluted net income (loss) per common share:
Continuing operations	$0.06	$0.07	$0.08	$(0.30)
Discontinued operations	1.63	(0.06)	1.71	(0.58)
Diluted net income (loss) per common share	$1.69	$0.01	$1.79	$(0.88)
Shares used to calculate diluted net income (loss) per common share	14,789	14,180	14,693	14,069

Shares outstanding at end of period	14,780	14,180	14,780	14,180

(a) Stock-based compensation was allocated as follows:
Cost of revenues	$44	$69	$155	$153
Sales and marketing	125	121	365	387
Technology and development	159	215	592	638
General and administrative	1,185	1,432	3,483	4,870
Total stock-based compensation	$1,513	$1,837	$4,595	$6,048

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2015	December 31, 2014

ASSETS
Cash and cash equivalents	$ 99,650	$ 78,634
Accounts receivable, net of allowance	10,567	14,112
Inventories, net	7,985	5,413
Deferred tax assets, net	1,065	1,741
Property and equipment, net	13,724	15,040
Goodwill and intangible assets, net	47,571	47,596
Other assets	14,156	7,576
Assets of discontinued operations	-	38,483
Total assets	$ 194,718	$ 208,595

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$ 10,161	$ 9,707
Accrued liabilities	9,871	18,545
Member redemption liability	18,064	18,647
Deferred revenue	14,159	16,185
Deferred tax liabilities, net	1,497	1,334
Other liabilities	6,017	5,766
Liabilities of discontinued operations	-	36,698
Total liabilities	59,769	106,882

Stockholders' equity	134,949	101,713

Total liabilities and stockholders' equity	$ 194,718	$ 208,595

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$25,951	$206	$27,449	$(12,431)
Less: Income (loss) from discontinued operations, net of tax	24,070	(783)	25,124	(8,141)
Income (loss) from continuing operations	1,881	989	2,325	(4,290)
Adjustments to reconcile net income (loss) to net cash provided by operating activities from continuing operations:
Depreciation and amortization	1,589	1,706	4,984	5,276
Stock-based compensation	1,513	1,837	4,595	6,048
Provision for doubtful accounts receivable	(6)	11	10	(43)
Deferred taxes, net	560	(387)	759	788
Tax shortfalls from equity awards	-	(1)	-	-
Excess tax benefits from equity awards	-	-	-	(51)
Other, net	9	575	287	732
Change in operating assets and liabilities:
Accounts receivable, net	871	702	3,399	6,070
Inventories, net	(2,006)	442	(2,925)	3,002
Other assets	(2,953)	205	(3,530)	580
Accounts payable and accrued liabilities	2,522	3,322	(7,575)	1,620
Member redemption liability	124	(582)	(583)	(2,055)
Deferred revenue	(1,000)	(1,471)	(1,171)	(1,327)
Other liabilities	(132)	298	251	(1,306)
Net cash provided by operating activities from continuing operations	2,972	7,646	826	15,044

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,581)	(2,749)	(4,260)	(5,306)
Purchases of investments	-	(8)	-	(44)
Proceeds from sales of investments	59	111	186	126
Proceeds from sales of assets, net	-	30	-	30
Net cash used for investing activities from continuing operations	(1,522)	(2,616)	(4,074)	(5,194)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercises of stock options	406	-	1,693	-
Proceeds from employee stock purchase plans	-	-	936	826
Repurchases of common stock	(123)	(22)	(1,433)	(2,380)
Excess tax benefits from equity awards	-	-	-	51
Net cash provided by (used for) financing activities from continuing operations	283	(22)	1,196	(1,503)

Effect of foreign currency exchange rate changes on cash and cash equivalents	(159)	(1,214)	(969)	(1,173)

Net cash provided by (used for) discontinued operations:
Operating activities	(6,021)	3,450	(2,198)	5,246
Investing activities	29,087	(1,325)	26,075	(4,392)
Financing activities	-	-	-	5
Effect of a change in cash and cash equivalents of discontinued operations	459	213	160	(81)
Net cash provided by discontinued operations	23,525	2,338	24,037	778

Change in cash and cash equivalents	25,099	6,132	21,016	7,952
Cash and cash equivalents, beginning of period	74,551	69,867	78,634	68,047
Cash and cash equivalents, end of period	$99,650	$75,999	$99,650	$75,999

UNITED ONLINE, INC.
Unaudited Reconciliation of Operating Income to Adjusted OIBDA
(in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Operating income	$2,695	$2,173	$4,043	$440
Depreciation	1,487	1,601	4,676	4,959
Amortization of intangible assets	102	105	308	317
Operating income before depreciation and amortization	4,284	3,879	9,027	5,716
Stock-based compensation	1,513	1,837	4,595	6,048
Restructuring and other exit costs	(20)	521	944	2,744
Litigation or dispute settlement charges	25	30	186	410
Transaction-related costs	769	761	2,551	2,340
Adjusted OIBDA(1)	$6,571	$7,028	$17,303	$17,258

UNITED ONLINE, INC.
Unaudited Reconciliation of Net Cash Provided By Operating Activities From Continuing Operations to Free Cash Flow
(in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net cash provided by operating activities from continuing operations	$2,972	$7,646	$826	$15,044
Adjustments:
Capital expenditures	(1,581)	(2,749)	(4,260)	(5,306)
Excess tax benefits from equity awards	-	-	-	51
Cash paid for restructuring and other exit costs	306	676	1,144	2,582
Cash paid for litigation or dispute settlement charges(a)	105	-	7,372	380
Cash paid for transaction-related costs(b)	770	754	2,566	2,909
Free cash flow(2)	$2,572	$6,327	$7,648	$15,660
(a)

Cash paid for litigation or dispute settlement charges for the nine months ended September 30, 2015 included a $6.4 million payment to the Internal Revenue Service for prior years related to the MyPoints member redemption liability tax treatment.

(b)

Cash paid for transaction-related costs includes indirect costs associated with our former Classmates business, which were previously allocated to Classmates. Costs included are based on the period in which such costs were expensed, which approximates timing of cash payments.

UNITED ONLINE, INC.
Unaudited Segment Information(a)
(in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Communications
Revenues:
Services	$15,201	$17,097	$48,592	$51,874
Products	959	1,397	3,734	4,838
Advertising	5,306	6,801	16,612	20,452
Total revenues	21,466	25,295	68,938	77,164

Operating expenses:
Cost of revenues	8,277	10,318	28,127	31,463
Sales and marketing	3,005	3,147	9,934	10,900
Technology and development	1,606	2,405	6,657	7,610
General and administrative	1,892	2,791	6,607	7,906
Restructuring and other exit costs	(20)	92	912	271
Total operating expenses	14,760	18,753	52,237	58,150

Operating income	6,706	6,542	16,701	19,014

Depreciation	633	767	2,097	2,248
Segment income from operations	7,339	7,309	18,798	21,262
Stock-based compensation	326	525	1,207	1,483
Restructuring and other exit costs	(20)	92	912	271
Litigation or dispute settlement charges	-	-	96	-
Segment adjusted OIBDA	$7,645	$7,926	$21,013	$23,016

Commerce & Loyalty
Revenues:
Advertising and other	$9,175	$7,166	$24,580	$23,120
Total revenues	9,175	7,166	24,580	23,120

Operating expenses:
Cost of revenues	5,723	3,195	13,735	10,986
Sales and marketing	2,235	1,886	6,622	6,941
Technology and development	868	828	2,576	3,037
General and administrative	944	980	2,967	3,237
Amortization of intangible assets	71	71	214	213
Restructuring and other exit costs	-	358	(2)	1,451
Total operating expenses	9,841	7,318	26,112	25,865

Operating loss	(666)	(152)	(1,532)	(2,745)

Depreciation	376	344	1,102	1,260
Amortization of intangible assets	71	71	214	213
Segment income (loss) from operations	(219)	263	(216)	(1,272)
Stock-based compensation	152	117	451	365
Restructuring and other exit costs	-	358	(2)	1,451
Litigation or dispute settlement charges	-	-	20	-
Segment adjusted OIBDA	$(67)	$738	$253	$544

Social Media
Revenues:
Services	$5,332	$6,908	$16,157	$21,576
Products	130	266	661	758
Advertising and other	186	354	675	1,188
Total revenues	5,648	7,528	17,493	23,522

Operating expenses:
Cost of revenues	717	1,045	2,471	3,227
Sales and marketing	1,346	1,588	4,542	6,164
Technology and development	635	513	1,587	1,919
General and administrative	910	1,029	2,674	3,019
Amortization of intangible assets	31	34	94	104
Total operating expenses	3,639	4,209	11,368	14,433

Operating income	2,009	3,319	6,125	9,089

Depreciation	315	393	978	1,149
Amortization of intangible assets	31	34	94	104
Segment income from operations	2,355	3,746	7,197	10,342
Stock-based compensation	59	55	172	169
Segment adjusted OIBDA	$2,414	$3,801	$7,369	$10,511

Total segment adjusted OIBDA	$9,992	$12,465	$28,635	$34,071

Reconciliation of segment revenues to consolidated revenues:
Communications	$21,466	$25,295	$68,938	$77,164
Commerce & Loyalty	9,175	7,166	24,580	23,120
Social Media	5,648	7,528	17,493	23,522
Corporate	-	-	-	100
Consolidated revenues	$36,289	$39,989	$111,011	$123,906

Reconciliation of segment operating expenses to consolidated operating expenses:
Communications	$14,760	$18,753	$52,237	$58,150
Commerce & Loyalty	9,841	7,318	26,112	25,865
Social Media	3,639	4,209	11,368	14,433
Unallocated corporate expenses	5,354	7,536	17,251	25,018
Consolidated operating expenses	$33,594	$37,816	$106,968	$123,466

Reconciliation of segment income (loss) from operations to consolidated income before income taxes:
Communications	$7,339	$7,309	$18,798	$21,262
Commerce & Loyalty	(219)	263	(216)	(1,272)
Social Media	2,355	3,746	7,197	10,342
Total segment income from operations	9,475	11,318	25,779	30,332
Corporate revenues	-	-	-	100
Depreciation	(1,487)	(1,601)	(4,676)	(4,959)
Amortization of intangible assets	(102)	(105)	(308)	(317)
Unallocated corporate expenses, excluding depreciation	(5,191)	(7,439)	(16,752)	(24,716)
Interest income	150	101	331	292
Other income, net	320	257	390	324
Consolidated income before income taxes	$3,165	$2,531	$4,764	$1,056

Reconciliation of segment adjusted OIBDA to consolidated adjusted OIBDA:
Communications	$7,645	$7,926	$21,013	$23,016
Commerce & Loyalty	(67)	738	253	544
Social Media	2,414	3,801	7,369	10,511
Total segment adjusted OIBDA	9,992	12,465	28,635	34,071
Unallocated corporate expenses	(3,421)	(5,437)	(11,332)	(16,813)
Consolidated adjusted OIBDA	$6,571	$7,028	$17,303	$17,258
(a)

Effective in the first quarter of 2015, the Company modified how it reports segment information to the Company’s Chief Operating Decision Maker (“CODM”) as the information regularly reviewed by the CODM had changed. As a result of the changes, the Company now reports three operating segments to the CODM, including the Communications segment, as well as separately reporting the operating results of the Commerce & Loyalty and Social Media segments (which in prior periods were reported to the CODM together as the Content & Media segment). This change has been reflected through a retroactive revision of prior-period segment information to conform to the newly-defined segment information.

UNITED ONLINE, INC.
Unaudited Selected Quarterly Historical Key Metrics(a)

	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014

Consolidated:
Revenues (in thousands)	$36,289	$37,562	$37,160	$41,813	$39,989

Communications:
Segment revenues (in thousands)	$21,466	$23,208	$24,264	$26,001	$25,295
% of consolidated revenues	59%	62%	65%	62%	63%

Pay accounts(3) (in thousands):
Internet access	256	274	294	301	314
Other	177	179	184	189	193
Total Communications pay accounts	433	453	478	490	507

Segment churn(5)	2.8%	3.0%	3.1%	2.8%	2.8%
ARPU(4)	$11.30	$11.54	$11.56	$11.14	$10.91
Segment active accounts(3) (in millions)	1.0	1.0	1.0	1.0	1.1

Commerce & Loyalty:
Segment revenues (in thousands)	$9,175	$8,260	$7,145	$9,098	$7,166
% of consolidated revenues	25%	22%	19%	22%	18%

Gross merchandise sales(6) (in thousands)	$52,771	$54,436	$50,669	$68,284	$47,793

Social Media:
Segment revenues (in thousands)	$5,648	$6,094	$5,751	$6,714	$7,528
% of consolidated revenues	16%	16%	15%	16%	19%

Pay accounts (in thousands)	1,063	1,095	1,127	1,162	1,200
Segment churn	1.9%	2.0%	2.3%	2.1%	1.9%
ARPU	$1.65	$1.60	$1.60	$1.79	$1.90
Segment active accounts (in millions)	2.9	3.2	3.3	3.2	3.4
Average currency exchange rate: EUR to USD	1.11	1.11	1.13	1.25	1.33
(a)	More information on the financial results for these quarters can be found in the company's filings with the Securities and Exchange Commission.

Non-GAAP Measures and Key Metrics

In evaluating the company’s performance, management uses adjusted OIBDA, calculated both on a consolidated and segment basis, and free cash flow measures that are not determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures are adjusted to exclude certain non-cash expenses such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets. In addition, these measures are adjusted to exclude the items discussed below because such items are either operating expenses that would not otherwise have been incurred by the company in the normal course of the company’s business operations or are not reflective of the company’s core results over time. These items may include recurring as well as non-recurring items. These adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. For example, certain restructuring and other exit costs may be considered recurring given the company’s ongoing efforts to be more cost effective and efficient, certain litigation or dispute settlement charges or gains may be viewed as recurring given that the company is continually involved in, and resolving, litigation, arbitration, investigations, disputes and similar matters, and certain transaction-related costs may be deemed recurring given the company's regular evaluation of potential transactions. Notwithstanding that certain charges, costs or gains may be considered recurring, in order to provide meaningful comparisons, the company believes that it is appropriate to adjust for such charges, costs or gains because they are not reflective of the company’s core results and tend to vary based on timing, frequency and magnitude.

Restructuring and Other Exit Costs—Restructuring and other exit costs consist primarily of employee termination costs, facility closure and relocation costs, and contract termination costs.

Litigation or Dispute Settlement Charges or Gains—These charges or gains include estimated losses for which we have established a reserve, as well as actual settlements, judgments, fines, penalties, assessments or other resolutions against, or in favor of, the company related to litigation, arbitration, investigations, disputes or similar matters. Insurance recoveries received by the company related to such matters are also included in these adjustments.

Transaction-Related Costs—The company excludes certain expense items resulting from actual or potential transactions such as business combinations, mergers, acquisitions, dispositions, spin offs, financing transactions, and other strategic transactions, including, without limitation, (i) compensation expenses and (ii) expenses for advisors and representatives such as investment bankers, consultants, attorneys, and accounting firms. Transaction-related costs may also include, without limitation, transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees.

Definitions of Non-GAAP Measures and Key Metrics

(1) Adjusted operating income (loss) before depreciation and amortization (“adjusted OIBDA”) is defined by the company as operating income (loss) before depreciation; amortization; stock-based compensation; restructuring and other exit costs; litigation or dispute settlement charges or gains; transaction-related costs; and impairment of goodwill, intangible assets and long-lived assets. The company’s definition of adjusted OIBDA has been and may continue to be modified from time to time to take into account non-cash or unusual, infrequent or non-recurring charges. Management believes that because adjusted OIBDA excludes (i) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets) and (ii) expenses that are not reflective of the company’s core operating results over time (such as restructuring and other exit costs, litigation or dispute settlement charges or gains, and transaction-related costs), this measure provides investors with additional useful information to measure the company’s financial performance, particularly with respect to changes in performance from period to period. Management uses adjusted OIBDA to measure the company’s performance. The company’s board of directors has used this measure as a basis in determining certain compensation incentives for certain members of the company’s management. Adjusted OIBDA is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with the use of adjusted OIBDA is that it does not reflect the periodic costs of certain tangible and intangible assets used in generating revenues in the company’s business. Management evaluates the costs of such tangible and intangible assets through other financial activities such as evaluations of capital expenditures and purchase accounting. An additional limitation associated with this measure is that it does not include stock-based compensation expenses related to the company’s workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses within the accompanying tables and in the footnotes accompanying its financial statements. A further limitation associated with the use of this measure is that it does not reflect the costs of restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction-related costs, and the impairment of goodwill, intangible assets and long-lived assets. Management compensates for this limitation by providing supplemental information about such charges, gains and costs within its financial press releases and SEC filings, when applicable. An additional limitation associated with the use of this measure is that the term “adjusted OIBDA” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, operating income (loss), directly ahead of adjusted OIBDA within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to operating income (loss) is provided in the accompanying tables. In addition, many of the adjustments to the company’s GAAP financial measures reflect the exclusion of items that are recurring in nature and will be reflected in the company’s financial results for the foreseeable future.

Adjusted OIBDA for each of the company’s segments is defined by the company as segment income (loss) from operations before stock-based compensation, restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction-related costs and the impairment of goodwill, intangible assets and long-lived assets. The company’s definition of adjusted OIBDA for each of the company’s segments has been and may continue to be modified from time to time to take into account non-cash or unusual, infrequent or non-recurring charges. Management believes that because segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues exclude (i) certain non-cash expenses (such as stock-based compensation, and the impairment of goodwill, intangible assets and long-lived assets); and (ii) expenses that are not reflective of the segment’s core operating results over time (such as restructuring and other exit costs, litigation or dispute settlement charges or gains, and transaction-related costs), these measures provide investors with additional useful information to evaluate the company’s segment financial performance, particularly with respect to changes in performance from period to period. Segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues are not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with these measures is that they do not include stock-based compensation expenses related to the company’s workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses within the accompanying tables and in the footnotes accompanying its financial statements. A further limitation associated with the use of these measures is that they do not reflect the costs of restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction-related costs and impairment charges related to an operating segment. Management compensates for this limitation by providing supplemental information about such charges, gains and costs by segment within its financial press releases and SEC filings, when applicable. A reconciliation to segment income (loss) from operations, its most comparable GAAP measure, is provided in the accompanying tables.

(2) Free cash flow is defined by the company as net cash provided by operating activities, less capital expenditures and cash paid for or received from litigation or dispute settlement gains, and plus the excess tax benefits from equity awards, cash paid for restructuring and other exit costs, and cash paid for transaction-related costs. Management believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the company’s operating cash flows after investing in capital assets and prior to cash paid for restructuring and other exit costs, cash paid for or received from litigation or dispute settlement charges or gains, and cash paid for transaction-related costs. It also fully reflects the tax benefits realized by the company from stock-based compensation. This measure is used by management, and may also be useful for investors, to assess the company’s ability to pay dividends, repay debt obligations, generate cash flow for a variety of strategic opportunities, including reinvestment in the business, and effect potential acquisitions and share repurchases. Free cash flow is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, measures determined in accordance with GAAP. A limitation of free cash flow is that it does not represent the total increase or decrease in cash during the period. An additional limitation associated with the use of this measure is that the term “free cash flow” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, net cash provided by operating activities, directly ahead of free cash flow within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to net cash provided by operating activities is provided in the accompanying tables.

(3) A pay account is defined as a member who has paid for a subscription to a Communications or Social Media service, and whose subscription has not terminated or expired. A subscription provides the member with access to our service for a specific term (for example, a month or a year) and may be renewed upon the expiration of each term. One-time purchases of our services, with the exception of our free and prepaid mobile broadband service, are not considered subscriptions and thus, are not included in the pay accounts metric. A pay account does not equate to a unique subscriber because one subscriber could have several pay accounts. In addition, at any point in time, our pay account base includes customers who previously purchased prepaid mobile broadband service and have been inactive for 90 days or less, as well as a number of accounts receiving a free period of service as either a promotion or retention tool, such as the subscribers receiving our free mobile broadband service, and a number of accounts that have notified us that they are terminating their service but whose service remains in effect.

Communications segment active accounts include all Communications segment pay accounts as of the date presented combined with the number of free dial-up Internet access and email accounts that logged on to our services at least once during the preceding 31 days. Social Media segment active accounts are defined as the sum of all pay accounts as of the date presented; and the monthly average for the period of all free accounts who have visited our social networking websites at least once during the period.

(4) ARPU is calculated by dividing services revenues generated from the pay accounts of our Communications or Social Media segment, as applicable, for a period (after translation into U.S. Dollars) by the average number of segment pay accounts for that period, divided by the number of months in that period.

(5) Our average monthly churn rate for a period is calculated as the total number of pay accounts that terminated or expired in a period divided by the average number of pay accounts for that period, divided by the number of months in that period. Our average monthly churn percentage may fluctuate from period to period due to our mix of subscription terms, which affects the timing of subscription expirations, and other factors. We make certain normalizing adjustments to the calculation of our churn percentage for periods in which we add a significant number of pay accounts due to acquisitions. For our Communications segment pay accounts, we do not include in our churn calculation accounts canceled during the first 30 days of service, other than dial-up accounts that have upgraded from free accounts, and we do not include customers who previously purchased prepaid mobile broadband service and have been inactive for 90 days or more. A number of such accounts nevertheless will be included in our account totals at any given measurement date. Subscribers who cancel one pay service but subscribe to another pay service are not necessarily considered to have canceled a pay account depending on the services and, as such, our segment churn rates are not necessarily indicative of the percentage of subscribers canceling any particular service.

(6) Gross merchandise sales is the total dollar value of Commerce & Loyalty member purchases during the reporting period, excluding applicable taxes and net of refunds, directly on the MyPoints site, on third-party sites accessed through the MyPoints portal, or on other Commerce & Loyalty properties. We include the purchases and refunds that are reported by our partners on or before the 15th calendar day following the end of the reporting period, to allow our partners to report purchases completed within the reporting period.

About United Online®

United Online, Inc. (NASDAQ: UNTD), through its operating subsidiaries, is a leading provider of consumer products and services over the Internet, where the company’s brands have attracted a large online audience that includes more than 40 million registered accounts. The Company’s primary Communications service is Internet access. The Company’s Commerce & Loyalty segment provides a complete web, browser and mobile shopper experience through a portfolio of apps, browser extensions and online portals and promotes commerce and other engagement from its loyalty marketing service. The Company’s Social Media segment provides social networking services and products. United Online is headquartered in Woodland Hills, CA, and operates through a global network of locations in the U.S., Germany, and India.

Cautionary Information Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding: future financial performance and results; revenues; operating expenses; operating income (loss); capital expenditures; depreciation and amortization; stock-based compensation; restructuring and dispute settlement costs; and strategic initiatives. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, among others: the effect of competition; our inability to maintain or increase our advertising revenues; risks associated with litigation and governmental regulations or investigations, including reviews of business practices such as marketing, billing, renewal, and post-transaction sales practices; risks associated with the integration or commercialization of new businesses, products, services, applications or features, or the success of new business models; our inability to maintain or increase the number of free and pay accounts, visitors to our websites, and members; problems associated with our operations, systems or technologies, including security breaches or inappropriate access to our network systems; our inability to retain key customers, vendors and personnel; changes in tax laws, our business or other factors that would impact anticipated tax benefits; as well as the risk factors disclosed in our filings with the Securities and Exchange Commission (www.sec.gov), including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Reported results should not be considered an indication of future performance. We undertake no obligation to update these forward-looking statements to reflect the impact of events or circumstances arising after the date hereof, unless required by law.

CONTACT:
Investors:
Addo Communications
Kimberly Orlando, 310-829-5400
investors@untd.com